================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        ------------------------------

                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

       Filed by the Registrant  [X]
       Filed by a Party other than the Registrant  [ ]
       Check the appropriate box:
       [ ]  Preliminary Proxy Statement      [ ]  Confidential, For Use of the
                                                  Commission Only (as permitted
       [X]  Definitive Proxy Statement            by Rule 14a-6(e)(2))
       [ ]  Definitive Additional Materials
       [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ONYX SOFTWARE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                           CALCULATION OF FILING FEE

===============================================================================================================================
                                                      Per unit price or other
                                                        underlying value of
 Title of each class of      Aggregate number of       transaction computed          Proposed maximum
 securities to which         securities to which       pursuant to Exchange         aggregate value of
 transaction applies         transaction applies          Act Rule 0-11                transaction            Total fee paid
-------------------------------------------------------------------------------------------------------------------------------
===============================================================================================================================

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:
                            ----------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:
                                                  ------------------------------
(3)  Filing Party:
                  --------------------------------------------------------------
(4)  Date Filed:
                ----------------------------------------------------------------

================================================================================

                            [LOGO OF ONYX SOFTWARE]


                                          May 4, 2001

Dear Onyx Shareholders:

   I am pleased to invite you to Onyx Software Corporation's 2001 Annual Meeting of Shareholders. The annual meeting will be held at 10:00 a.m. on Thursday, June 7, 2001 at the Hyatt Regency Bellevue at Bellevue Place, 900 Bellevue Way N.E., Bellevue, Washington.

   At the annual meeting, you will be asked to elect two directors to the Onyx board of directors, approve an amendment to our 1998 Employee Stock Purchase Plan and transact any business properly presented at the meeting. You also will have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about Onyx and our operations, including our Annual Report on Form 10-K and our audited consolidated financial statements, enclosed with the 2000 annual report to shareholders.

   We hope you can join us on June 7. Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed postage-prepaid envelope. Your vote is important, so please return your proxy card promptly.

                                          Sincerely,

                                          /s/ Brent R. Frei

                                          Brent R. Frei
                                          Chief Executive Officer and
                                          Chairman of the Board

                            [LOGO OF ONYX SOFTWARE]


                            3180 - 139th Avenue S.E.
                                   Suite 500
                           Bellevue, Washington 98005

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 7, 2001

                               ----------------

                                  May 4, 2001

Dear Onyx Shareholders:

   On Thursday, June 7, 2001, Onyx Software Corporation will hold its annual meeting of shareholders at the Hyatt Regency Bellevue at Bellevue Place, 900 Bellevue Way N.E., Bellevue, Washington. The annual meeting will begin at 10:00 a.m. Only shareholders who owned stock at the close of business on the record date, April 13, 2001, can vote at this meeting or any adjournment or postponement that may take place. At the annual meeting, we will ask you to:

  . Elect two Class I directors to our board of directors as more fully described in the accompanying proxy statement;

  . Approve an amendment to our 1998 Employee Stock Purchase Plan as more fully described in the accompanying proxy statement; and

  .  Transact any other business that is properly presented at the meeting.

   YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT.

   At the meeting, we will also report on our 2000 business results and other matters of interest to shareholders.

   To ensure your representation at the annual meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope. Your stock will be voted in accordance with the instructions that you give on your proxy card. You may, of course, attend the annual meeting and vote in person even if you have previously returned your proxy card.

   The approximate date of mailing this proxy statement and accompanying proxy card is May 4, 2001.

                                          By order of the board of directors,

                                          /s/ Paul B. Dauber

                                          Paul B. Dauber
                                          General Counsel and Secretary


 PLEASE NOTE THAT ATTENDANCE AT THE ANNUAL MEETING WILL BE LIMITED TO SHAREHOLDERS AS OF THE RECORD DATE, OR THEIR AUTHORIZED REPRESENTATIVES, AND GUESTS OF ONYX.

                           ONYX SOFTWARE CORPORATION

                               ----------------

                                PROXY STATEMENT

                               ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The board of directors of Onyx Software Corporation is sending you this proxy statement in connection with its solicitation of proxies for use at Onyx's 2001 annual meeting of shareholders. The annual meeting will be held at the Hyatt Regency Bellevue at Bellevue Place, 900 Bellevue Way N.E., Bellevue, Washington on Thursday, June 7, 2001 at 10:00 a.m. We intend to give or mail to shareholders definitive copies of this proxy statement and accompanying proxy card on or about May 4, 2001.

Record Date and Outstanding Shares

   Only those shareholders who owned common stock as of the close of business on April 13, 2001, the record date, are entitled to notice of and can vote at the annual meeting. As of the record date, there were 40,723,495 issued and outstanding shares of common stock.

Quorum

   A quorum for the annual meeting is a majority of the outstanding shares of common stock entitled to vote, whether in person or by proxy, at the annual meeting.

Revocability of Proxies

   If you give your proxy to us, you have the power to revoke it at any time before it is exercised. Your proxy may be revoked by:

  .  notifying the secretary of Onyx in writing before the annual meeting;

  . delivering to the secretary of Onyx before the annual meeting a signed proxy with a later date; or

  .  attending the annual meeting and voting in person.

Solicitation of Proxies

   We retained Mellon Consulting Services, New York, New York, to help solicit proxies. We will pay the cost of their services, which is estimated at approximately $5,000, plus expenses. In addition to soliciting by mail, our directors, officers and employees may solicit proxies by telephone, facsimile or otherwise. Our directors, officers and employees will not be additionally compensated for this solicitation but may be reimbursed for out-of-pocket expenses they incur. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of common stock held of record by them will be reimbursed for the reasonable expenses they incur in forwarding the material.

Voting

   You are entitled to one vote for each share of common stock you hold. In the election of directors, the two directors who receive the greatest number of affirmative votes cast by holders of common stock present, whether in person or by proxy, and entitled to vote at the annual meeting will be elected to the board. You are not entitled to cumulate votes in electing directors. Approval of the amendment to the 1998 Employee Stock Purchase Plan requires that the votes in favor exceed the votes opposing such proposal.

   If your shares are represented by proxy, they will be voted in accordance with your directions. If your proxy is signed and returned without any direction given, your shares will be voted according to our recommendation. We are not aware, as of the date of this proxy statement, of any matters to be voted on at the annual meeting other than as stated in this proxy statement and the accompanying notice of annual meeting of shareholders. If any other matters are properly brought before the annual meeting, the enclosed proxy gives discretionary authority to the persons named in it to vote the shares in their best judgment.

   Abstentions and broker nonvotes will have no effect on the proposals to be voted on at the annual meeting because they will not represent votes cast at the annual meeting for the purpose of voting on such proposals.

   If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting, except for any proxies that have at that time effectively been revoked or withdrawn, notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

                       PROPOSAL 1: ELECTION OF DIRECTORS

        The board of directors recommends a vote FOR the election of the nominees to the board of directors.

   Our bylaws provide that our board of directors shall be composed of not less than five nor more than nine directors, each of whom is placed into one of three classes such that there is an equal number as possible of directors in each class. At present, we have six directors. Every director subsequently elected to the board generally holds office for a three-year term and until his or her successor is elected and qualified. However, if a director resigns from the board before the expiration of his or her term, the director elected or appointed to fill the resulting vacancy may be designated to a class such that he or she initially must be elected to a shorter term. At the annual meeting, two Class I directors are to be elected to hold office for a three-year term and until their successors are elected and qualified.

   Our board currently consists of H. Raymond Bingham, Teresa A. Dial, William
B. Elmore, Brent R. Frei, Lee D. Roberts and Daniel Santell. Ms. Dial's and Mr. Elmore's terms expire at the 2001 annual meeting. Each of them has been nominated for election to the board as a Class I director.

   Information is provided below with respect to both our continuing directors and our nominees for the board of directors. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote shares represented by properly executed proxies FOR the nominees to the board named below. Although the board anticipates that Ms. Dial and Mr. Elmore will be available to serve as directors, should either Ms. Dial or Mr. Elmore not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee designated by the board.

Nominees for Election of Class 1 Directors--Terms to Expire in 2004

   Teresa A. Dial, age 51, has served as a director of Onyx since April 2001. From November 1998 to March 2001, Ms. Dial was Chief Executive Officer of Wells Fargo Bank and Group Executive Vice President and a member of the management committee of Wells Fargo & Co. From 1996 to November 1998, Ms. Dial was Vice Chairman of Consumer and Business Banking and a member of the office of the Chairman of Wells Fargo & Company. From September 1991 to March 1996, she was Executive Vice President, Business Banking, of Wells Fargo. Ms. Dial serves on the board of directors of Blue Shield of California, the Community College Foundation and the Asian Art Museum of San Francisco. Ms. Dial received her B.A. from Northwestern University and is a graduate of the Graduate School of Credit and Financial Management.

   William B. Elmore, age 48, has served as a director of Onyx since 1996. Since 1995, Mr. Elmore has been a member of Foundation Capital Management, L.L.C., the general partner of Foundation Capital, L.P., a venture capital firm focused on early-stage information technology companies. From 1987 to 1995, he was a general partner of Inman & Bowman, a venture capital firm. Mr. Elmore serves on the board of directors of Commerce One, Inc. and Wind River Systems, Inc., as well as several privately held companies. Mr. Elmore received his B.S. and M.S. in electrical engineering from Purdue University and his M.B.A. from Stanford University.

Continuing Class 2 Directors--Terms to Expire in 2002

   H. Raymond Bingham, age 55, has served as a director of Onyx since 1999. Since April 1999, Mr. Bingham has been Chief Executive Officer, and from April 1993 to April 1999, he was Chief Financial Officer and Executive Vice President, of Cadence Design Systems, Inc. From 1988 to 1993, Mr. Bingham was Executive Vice President and Chief Financial Officer of Red Lion Hotels and Inns. From 1984 to 1988, he was Managing Director of Agrico Overseas Investment Company, a subsidiary of The Williams Companies, Inc. Mr. Bingham serves on the board of directors of Cadence, Integrated Measurement Systems, Inc. and Legato Systems, Inc. Mr. Bingham received his B.S. in economics from Weber State University and his M.B.A. from the Harvard Business School.

   Daniel R. Santell, age 43, has served as a director of Onyx since 1994. Since April 1999, Mr. Santell has been Chief Executive Officer of Q Strategies, Inc. From July 1996 to March 1999, he was the Vice President of Worldwide Services for InterWorld Corporation. From November 1995 to June 1996, he was Director of the North American Client Services Division for SSA Corporation. From November 1992 to October 1995, he was Vice President of Product Development of Platinum Software, and from 1983 to 1992, he was a Manager at Andersen Consulting LLP. Mr. Santell received his B.S.E. from Purdue University and his M.B.A. from the University of Washington.

Continuing Class 3 Directors--Terms to Expire in 2003

   Brent R. Frei, age 35, is a cofounder of Onyx and has served as a director of Onyx since 1994. He was Onyx's Secretary and Treasurer from September 1995 to October 1998, its President from September 1995 to January 2001 and has been Chief Executive Officer and Chairman of the Board since October 1998. From 1991 to February 1994, Mr. Frei was a Programmer Analyst with Microsoft's Information Technology Group, in which position he was involved in creating international customer information systems. From 1989 to 1990, he was a mechanical engineer with Motorola Corporation. Mr. Frei serves on the board of directors of Pacific Edge Software, Inc. Mr. Frei received his B.S. in engineering from Thayer School of Engineering at Dartmouth College.

   Lee D. Roberts, 48, has served as a director of Onyx since 1999. Since May 1998, Mr. Roberts has been Chief Executive Officer and Chairman of the Board, and from May 1997 to May 1998 he was President, of FileNET Corp. Prior to joining FileNET, Mr. Roberts served in a variety of sales, marketing, product and general management roles at IBM Corporation for more than 20 years. Mr. Roberts received his B.S. in biology and his B.A. in economics from California State University at San Bernadino and his M.B.A. from the University of California-Riverside.

Committees of the Board of Directors and Meetings

   The board of directors held a total of six meetings during 2000. The board has an audit committee and a compensation committee. The board currently has no nominating committee. Each of these committees is responsible to the full board of directors and its activities are therefore subject to approval of the board. The functions performed by these committees are summarized below. Each incumbent director attended at least 75% of the aggregate number of meetings of the board and meetings of the committees of the board on which he served.

   Audit Committee. The audit committee operates under a written charter adopted by the board of directors (attached as Appendix A). The audit committee oversees our corporate financial reporting process, internal accounting controls, audit plans and results and financial reports. In addition, the audit committee recommends to our board the independent public accountants to be retained by Onyx. Messrs. Bingham, Roberts and Santell currently constitute the audit committee, each of whom is an "independent director" as defined by the Marketplace Rules of the National Association of Securities Dealers, Inc., or NASD. Until April 2001, the audit committee was composed of Mr. Bingham, Mr. Roberts and Mr. Santell's predecessor, Paul G. Koontz. The audit committee met four times during 2000. The report of the audit committee is set forth on page 13 of this proxy statement.

   Compensation Committee. The compensation committee reviews and approves the compensation and benefits for our executive officers and directors. The compensation committee also administers our stock option plans and our employee stock purchase plan. Messrs. Elmore and Roberts currently constitute the compensation committee. Until April 2001, the compensation committee was composed of Mr. Elmore and Mr. Roberts' predecessor, Mr. Koontz. The compensation committee did not hold any meetings during 2000, acting exclusively by written consent. The report of the compensation committee is set forth beginning on page 11 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

   No current member of the compensation committee is an officer or employee of Onyx. No member of the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Compensation of Directors

   Nonemployee directors are entitled to receive $1,000 for each board of directors meeting attended in person, $500 for each board meeting attended telephonically, $500 for each committee meeting attended in person and $250 for each committee meeting attended telephonically. To date, none of our nonemployee directors has elected to receive these payments. Directors are also reimbursed for reasonable expenses they incur in attending meetings of the board of directors and its committees.

   Directors of Onyx are eligible to participate in our 1998 Stock Incentive Compensation Plan. In November 1994, we granted Mr. Santell, an Onyx director, a nonqualified stock option to purchase 100,000 shares of common stock at an exercise price of $0.06 per share. In January 1999, we granted Mr. Bingham, an Onyx director, a nonqualified stock option to purchase 100,000 shares of common stock at an exercise price of $4.50 per share, plus an automatic annual grant for each of the following five years, commencing in 2000, so long as Mr. Bingham is a director, of an option to purchase an additional 10,000 shares at an exercise price equal to the fair market value on the date of the grant. In each of July and October 1999, we granted Mr. Roberts, an Onyx director, a nonqualified stock option to purchase 50,000 shares of common stock at an exercise price of $9.91 per share for the July grant and $11.10 per share for the October grant. In July 2000, we granted Mr. Roberts a nonqualified stock option to purchase 10,000 shares of common stock at an exercise price of $26.81 per share, plus an automatic annual grant, so long as Mr. Roberts is a director, of an option to purchase an additional 10,000 shares of common stock at an exercise price equal to the fair market value on the date of the grant. On April 6, 2001, we granted each of Ms. Dial and Messrs. Elmore and Santell a nonqualified stock option to purchase 100,000 shares of common stock at an exercise price of $3.14 per share, plus an automatic annual grant for the next five years, so long as she or he is a director, of an option to purchase an additional 10,000 shares of common stock at an exercise equal to the fair market value on the date of grant. Each of these director options vests 20% per year over a period of five years, except for Mr. Robert's July 1999 grant, which was immediately vested and exercisable on the date of the grant.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth as of March 26, 2001, certain information regarding the beneficial ownership of:

  . each person known by us to own beneficially 5% or more of our outstanding voting securities, based on publicly available information;

  . each of our officers for whom information is provided under "Executive Compensation" in this proxy statement;

  .  each of our directors; and

  .  all of our directors and executive officers as a group.

   On March 26, 2001, we had 40,673,452 shares of common stock outstanding. To our knowledge, the beneficial owners listed below have sole voting and investment power with respect to the shares shown as beneficially owned as of that date, except for Mr. Stevenson and Mr. Janssen, with respect to whom the information in this table is as of December 31, 2000, Mr. Ramadan, with respect to whom the information is as of June 30, 2000 and Ms. Dial, with respect to whom the information is as of her appointment date, April 6, 2001. Shares of common stock subject to options exercisable currently or within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Where applicable, this information is adjusted to reflect the 2-for-1 split of our common stock effected March 1, 2000.

                                                  Number of Shares
   Name and Address of Beneficial Owners (1)     Beneficially Owned Percentage
   -----------------------------------------     ------------------ ----------

   Executive Officers
   Brent R. Frei................................     3,167,302          7.8%
   Michael D. Racine (2)........................     1,785,220          4.4
   Eben W. Frankenberg (3)......................     1,607,727          4.0
   Mary A. Reeder (4)...........................       340,310            *
   Amy E. Kelleran (5)..........................        71,237            *
   Sarwat H. Ramadan (6)........................        80,000            *

   Other Directors
   H. Raymond Bingham (7).......................        42,000            *
   Teresa A. Dial...............................             0          0.0
   William B. Elmore (8)........................       740,559          1.8
   Paul G. Koontz (9)...........................       205,434            *
   Lee D. Roberts (7)...........................        60,000            *
   Daniel R. Santell............................        90,000            *

   All directors and executive officers as a
    group (13 persons) (10).....................     8,097,409         19.7

   Other Principal Shareholders
   Todd A. Stevenson (11).......................     3,830,002          9.4
   Brian J. Janssen (11)(12)....................     2,733,895          6.7

--------
  *   Less than 1% of the outstanding shares of common stock.

 (1) The address for Mr. Frei is c/o Onyx Software Corporation, 3180 - 139th Avenue S.E., Suite 500, Bellevue, WA 98005. The address for Mr. Stevenson is 2000 1st Avenue, #1702, Seattle, WA 98121. The address for Mr. Janssen is 1000 Lakeside Ave. S., Seattle, WA 98144.

 (2) Includes 1,498,812 shares held jointly with Mr. Racine's spouse, 140,600 shares held by the Michael D. Racine Generation-Skipping Trust of 1998 and 140,600 shares held by the Mary W. Racine Generation-Skipping Trust of 1998, trusts for the benefit of Mr. Racine's children. Mr. Racine disclaims beneficial ownership of such shares. Also includes 5,208 shares subject to options exercisable currently or within 60 days of March 26, 2001.

 (3) Includes 50,000 shares held by the Eben Whitfield Frankenberg Generation-Skipping Trust of 1998 and 50,000 shares held by the Sarah Shaw Frankenberg Generation-Skipping Trust of 1998, trusts for the benefit of Mr. Frankenberg's children. Mr. Frankenberg disclaims beneficial ownership of such shares. Also includes 5,208 shares subject to options exercisable currently or within 60 days of March 26, 2001.

 (4) Includes 340,208 shares subject to options exercisable currently or within 60 days of March 26, 2001.

 (5) Includes 39,833 shares subject to options exercisable currently or within 60 days of March 26, 2001.

 (6) Mr. Ramadan's services as Chief Financial Officer, Vice President, Secretary and Treasurer ended on April 28, 2000. Mr. Ramadan's share information reflects the number of shares he reported on Form 4 for June 2000, the last beneficial ownership report he filed with the SEC.

 (7) Represents shares subject to options exercisable currently or within 60 days of March 26, 2001.

 (8) Includes 12,380 shares held by an entity affiliated with Foundation Capital Management, L.L.C. Mr. Elmore is a member of Foundation Capital Management, L.L.C., the general partner and a manager of the entity affiliated with Foundation Capital Management, L.L.C. Mr. Elmore disclaims beneficial ownership of the shares held by the entity affiliated with Foundation Capital Management, L.L.C., except to the extent of his pecuniary interest arising from his interest in Foundation Capital Management II, L.L.C. Also includes 614,261 shares held by the Elmore Living Trust, of which Mr. Elmore is trustee, and 113,918 shares held by Elmore Family Investments, L.P., of which Mr. Elmore is general partner.

 (9) Includes 12,380 shares held by an entity affiliated with Foundation Capital Management, L.L.C. Mr. Koontz is a member of Foundation Capital Management, L.L.C., the general partner and a manager of the entity affiliated with Foundation Capital Management, L.L.C. Mr. Koontz disclaims beneficial ownership of the shares held by the entity affiliated with Foundation Capital Management, L.L.C., except to the extent of his pecuniary interest arising from his interest in Foundation Capital Management II, L.L.C. Also includes 193,054 shares held by the Koontz Revocable Trust, of which he is trustee. Mr. Koontz disclaims beneficial ownership of these shares. Mr. Koontz resigned from our board of directors in April 2001.

(10) Includes 492,457 shares subject to options exercisable currently or within 60 days of March 26, 2001.

(11) The information in this table for each of Mr. Stevenson and Mr. Janssen is based solely upon a Schedule 13G filed by him with the SEC in respect of his beneficial ownership of our common stock as of December 31, 2000.

(12) Includes 120,000 shares held by the Brian Janssen Generation-Skipping Trust of 1998 and 120,000 shares held by the Traci Janssen Generation-Skipping Trust of 1998, trusts for the benefit of Mr. Janssen's children. Mr. Janssen disclaims beneficial ownership of such shares.

                             ADDITIONAL INFORMATION

Executive Officers Who Are Not Directors

   Leslie J. Rechan, age 39, has been President and Chief Operating Officer since January 2001. From 1996 to 2001, Mr. Rechan held various positions with IBM Corporation, including Vice President, Sales Transformation, Asia Pacific and Vice President, Communications Sector, Asia Pacific. Mr. Rechan received his B.S. in electrical engineering and his B.A. in organizational behavior from Brown University and his M.A. in management from Northwestern University.

   Brian C. Henry, age 44, has been Chief Financial Officer since April 2001. From November 1999 to April 2001, Mr. Henry was Executive Vice President and Chief Financial Officer of Lante Corporation, an Internet consulting company. From April 1998 to November 1999, he was Chief Operating Officer of Convergys Information Management Group (formerly known as CBIS), a division of Convergys Corporation that provides billing and customer care to the communications industry. From April 1993 to September 1998, he was Executive Vice President and Chief Financial Officer of Cincinnati Bell, Inc., a diversified services company and former parent of Convergys Corporation. From June 1983 to April 1993, Mr. Henry was employed at Mentor Graphics Corporation, a leader in the electronic design automation industry, most recently as Vice President and Chief Financial Officer. Mr. Henry received his B.S. from Portland State University and his M.B.A. from the Harvard Business School.

   Eben W. Frankenberg, age 34, has been Executive Vice President of Business Development and Alliances of Onyx since January 2001. He was Senior Vice President of Sales and Marketing from June 1999 to January 2001 and Vice President of Sales from January 1995 to June 1999. From 1990 to December 1994, Mr. Frankenberg was a petroleum geophysicist for Amoco Production Company, a developer of crude oil and natural gas, and Amoco Netherlands Petroleum Co., a producer of petroleum. Mr. Frankenberg is also a director of Onyx Software Japan KK. Mr. Frankenberg received his B.A. from Dartmouth College and his M.S. from Stanford University.

   Kevin J. Corcoran, age 46, has been Chief Marketing Officer since January 2001. He was Chief Executive Officer of RevenueLab, LLC, and its predecessor entities, a sales consulting and training company, from December 1996 to January 2001. Until December 1996, he was Senior Vice President of Sales and Marketing at Learning International, a sales training and customer relationship management software company. Mr. Corcoran received his B.S. from LeMoyne College and his M.S. from the University of Wisconsin-Madison.

   Michael D. Racine, age 43, has been Senior Vice President of Business Transformation of Onyx since February 2001. He was Senior Vice President of Professional Services from November 1999 to February 2001, and Vice President of Professional Services from July 1994 to November 1999. From 1991 to July 1994, Mr. Racine held various positions with Microsoft's Information Technology Group, including Project Manager in the development and deployment of a revenue consolidation and reporting system. From 1987 to 1991, he was a Senior Consultant with Andersen Consulting LLP. Mr. Racine received his B.A. from Utah State University and his M.B.A. from the University of Oregon.

   Mary A. Reeder, age 42, has been Senior Vice President of Product Development of Onyx since January 2001. She was Vice President of Product Development from June 1996 to January 2001. From 1989 to May 1996, Ms. Reeder worked for Microsoft, where she was involved in product development, process management and emerging technology. From 1987 to 1989, she developed custom software as an independent consultant. From 1985 to 1987, she was a Senior Programmer Analyst of Data I/O Corporation, a manufacturer of engineering programming systems. Ms. Reeder received her B.S. in computer science and her B.F.A. in graphic design from the University of Washington.

                             EXECUTIVE COMPENSATION

Compensation Summary

   The following table sets forth the compensation earned by our Chief Executive Officer and the other executive officers whose salary and bonus for fiscal 2000 exceeded $100,000. Where applicable, this information is adjusted to reflect the 2-for-1 split of our common stock effected March 1, 2000.

                           Summary Compensation Table

                                                                            Long-Term
                                                                           Compensation
                                                           Annual             Awards
                                                        Compensation       ------------
                                                     ---------------------  Securities
                                                                   Bonus    Underlying     All Other
          Name and Principal Position           Year Salary($)     ($)(1)   Options(#)  Compensation($)
          ---------------------------           ---- ---------    -------- ------------ ---------------
Brent R. Frei.................................. 2000 $100,000     $ 73,125       --             --
 Chief Executive Officer and former             1999  100,000       21,563       --             --
  President (2)                                 1998   85,000        1,500       --             --

Amy E. Kelleran................................ 2000  105,000       24,807    22,000            --
 Interim Chief Financial Officer and
  Assistant Secretary (3)

Eben W. Frankenberg............................ 2000  150,000      118,125    25,000            --
 Senior Vice President of Sales and Marketing   1999  100,000       34,376       --             --
                                                1998   87,917        1,250       --             --

Michael D. Racine ............................. 2000  125,000       81,501    25,000            --
 Senior Vice President of Professional Services 1999  100,000       19,593       --             --
                                                1998   87,917        1,250       --             --

Mary A. Reeder................................. 2000  150,000        6,875    25,000            --
 Vice President of Product Development          1999  100,000          --     60,000            --
                                                1998   85,000          --     20,000            --

Sarwat H. Ramadan.............................. 2000  160,000       30,720       --             --
 Former Chief Financial Officer,                1999  160,000       11,500       --             --
  Vice President, Secretary and Treasurer (4)   1998   80,000(5)       --    340,000        $16,844(6)

--------
(1) Represents bonus amounts paid during 2000 for service during the fourth quarter of 1999 and the first three quarters of 2000. Does not include bonus amounts earned for service during the fourth quarter of 2000, which amounts will be determined and paid at the end of the first quarter of 2001.

(2) Mr. Frei was President of Onyx until the board appointed his successor, Leslie Rechan, on January 30, 2001.

(3) Ms. Kelleran was appointed Interim Chief Financial Officer on July 21, 2000. Ms. Kelleran resigned as Interim Chief Financial Officer on April 4, 2001, upon the appointment of Brian C. Henry as Chief Financial Officer.

(4) Mr. Ramadan's services as Chief Financial Officer, Vice President, Secretary and Treasurer ended on April 28, 2000.

(5) Mr. Ramadan joined Onyx in June 1998. His compensation for 1998 reflects a partial year of service.

(6) Represents expenses paid to Mr. Ramadan in connection with his relocation to Bellevue, Washington.

Option Grants

   During fiscal 2000, we granted options to purchase a total of 3,064,441 shares of common stock under our stock option plans to our employees, including the individuals listed in the Summary Compensation Table. No stock appreciation rights were granted during fiscal 2000.

   The following table sets forth certain information with respect to stock options granted to each of the individuals listed in the Summary Compensation Table in fiscal 2000. In accordance with SEC rules, potential realizable values for the following table are:

  .  net of exercise price before taxes;

  . based on the assumption that our common stock appreciates at the annual rates shown, compounded annually, from the date of grant until the expiration of the term; and

  . based on the assumption that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

   These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock. Where applicable, this information is adjusted to reflect the 2-for-1 split of our common stock effected March 1, 2000.

                          Option Grants in Fiscal 2000

                                                                            Potential
                                 Individual Grants                     Realizable Value at
                         ---------------------------------               Assumed Annual
                         Number of   Percent of                          Rates of Stock
                         Securities Total Options                      Price Appreciation
                         Underlying  Granted to   Exercise               for Option Term
                          Options   Employees in    Price   Expiration -------------------
       Name              Granted(#)  Fiscal Year  ($/share)    Date     5%($)     10%($)
       ----              ---------- ------------- --------  ---------- -------- ----------
Brent R. Frei...........      --         --           --         --         --         --
Amy E. Kelleran.........   10,000        .33%     $23.095    1/21/10   $145,243 $  368,075
                           12,000        .39       26.813    7/21/10    202,351    512,796
Eben W. Frankenberg.....   25,000        .82       26.813    7/21/10    421,564  1,068,325
Michael D. Racine.......   25,000        .82       26.813    7/21/10    421,564  1,068,325
Mary A. Reeder..........   25,000        .82       26.813    7/21/10    421,564  1,068,325
Sarwat H. Ramadan.......      --         --           --         --         --         --

Option Exercises in 2000 and Fiscal Year-End Option Values

   The following table presents information about options exercised by, and held by, the executive officers named in the Summary Compensation Table and the value of those options as of December 31, 2000. The value of in-the-money options is based on the closing price on December 31, 2000, net of the option exercise price. Where applicable, this information reflects the 2-for-1 split of our common stock effected March 1, 2000.

                    Aggregated Option Exercises in 2000 and
                         Fiscal Year-End Option Values

                                                      Number of Securities
                                                           Underlying           Value of Unexercised
                                                     Unexercised Options at    In-the-Money Options at
                            Shares                    December 31, 2000(#)      December 31, 2000($)
                            Acquired       Value    ------------------------- -------------------------
       Name              on Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
       ----              -------------  ----------- ----------- ------------- ----------- -------------
Brent R. Frei...........        --             --         --           --            --          --
Amy E. Kelleran.........     16,000     $  247,690     37,041       78,959    $  321,513    $460,888
Eben W. Frankenberg.....        --             --       2,604       22,396           --          --
Michael D. Racine.......    248,756      4,194,026      2,604       22,396           --          --
Mary A. Reeder..........        --             --     306,354      118,646     3,257,906     636,894
Sarwat H. Ramadan.......    170,000      4,087,274        --           --            --          --

Employment Contracts

   Pursuant to an employment agreement dated March 14, 2001, we agreed to provide Brian C. Henry, Onyx's Chief Financial Officer, a signing bonus of $100,000, an annual salary of $325,000, participation in Onyx's bonus program, insurance and other employee benefits, options to purchase 600,000 shares of common stock and an allowance to cover relocation expenses to Bellevue, Washington. In addition, we agreed to grant Mr. Henry additional annual option grants of 100,000 shares each, provided his performance meets expectations.

   Pursuant to an employment agreement dated January 30, 2001, we agreed to provide Leslie Rechan, Onyx's President and Chief Operating Officer, a signing bonus of $250,000, an annual salary of $350,000, participation in Onyx's bonus program, insurance and other employee benefits, options to purchase
750,000 shares of common stock, a stay-put bonus of $250,000 if Mr. Rechan is employed by Onyx on the one-year anniversary of his commencement of employment, and an allowance to cover relocation expenses to Bellevue, Washington. In addition, we agreed to grant Mr. Rechan an additional annual option grant to purchase a minimum of 50,000 shares of common stock for the first grant, and a minimum of 100,000 shares for grants in subsequent years, in each case provided that Mr. Rechan's performance for the prior year has been deemed to be satisfactory.

   Pursuant to an employment agreement dated January 5, 2001, we agreed to provide Kevin Corcoran, Onyx's Chief Marketing Officer, a signing bonus of $37,500, an annual salary of $150,000, participation in Onyx's bonus program, insurance and other employee benefits, options to purchase 255,282 shares of common stock and an allowance to cover relocation expenses to Bellevue, Washington.

                      RELATED TRANSACTIONS WITH OFFICERS,
                         DIRECTORS AND 5% SHAREHOLDERS

   In July 1998, Eben W. Frankenberg, our Executive Vice President of Business Development and Alliances, exercised an option to purchase 1,600,000 shares of our common stock (on a split-adjusted basis) and paid the exercise price by issuing a full-recourse promissory note to us in the amount of $160,000. The note is currently secured by 160,000 shares of Onyx common stock owned by Mr. Frankenberg. The note accrues interest at a rate of 5.29% per annum and is due in July 2001. To date, no payments have been made by Mr. Frankenberg on this note.

   On April 11, 2001, Mr. Frankenberg borrowed $1 million as a bridge loan from Silicon Valley Bank. The bridge loan accrues interest at a rate equal to Silicon Valley Bank's prime index rate plus 0.5%. Interest payments are due monthly beginning on May 6, 2001 and the principal amount matures on August 6, 2001.

   As part of the bridge loan transaction, we agreed to guaranty Mr. Frankenberg's obligations under the bridge loan. We also amended our credit facility with Silicon Valley Bank and Comerica Bank-California to permit the guaranty. If our obligations under the guaranty are triggered, Onyx has full recourse against personal assets (other than shares of Onyx common stock) of Mr. Frankenberg and his family having a fair value in excess of Mr. Frankenberg's total indebtedness to Onyx and Silicon Valley Bank. In addition, Mr. Frankenberg has agreed to pledge 1,000,000 shares of Onyx common stock to Onyx to secure our guaranty.

   Mr. Frankenberg and Silicon Valley Bank are currently negotiating a term loan to take effect after the bridge loan matures. Mr. Frankenberg is in the process of restructuring his personal finances, and we expect that our guaranty of his loan from Silicon Valley Bank will not be renewed beyond the term of the bridge loan.

   On November 21, 2000, we issued and sold 274,480 shares of common stock to the Elmore Living Trust, and 68,620 shares of common stock to Elmore Family Investments, L.P., at a purchase price of $14.573 per share. The purchase price was determined using the average of the high and low trading prices of our common stock on the Nasdaq National Market on the third, fourth and fifth trading days prior to closing the transaction. William B. Elmore, a member of our board of directors, is the trustee of the Elmore Living Trust and general partner of Elmore Family Investments, L.P.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The compensation committee reviews and determines Onyx's executive compensation objectives and policies, administers our stock option plans and approves certain stock option grants. On an annual basis, the committee evaluates the performance and compensation of our executive officers. The members of our compensation committee for 2000 were William B. Elmore and Paul
G. Koontz.

   The committee's executive compensation philosophy is to pay competitively in order to attract qualified executive personnel capable of leading Onyx in achieving its business objectives; retain and motivate these executives to superior performance; link individual compensation to individual and company performance; and align executives' financial interests with those of our shareholders.

   Our executive compensation program includes the following components:

  .  competitive base salaries;

  . annual bonuses that are structured to encourage executives to focus on achieving important short-term and long-term corporate objectives; and

  . long-term incentives, in the form of stock option grants, which provide financial rewards on the same basis as those realized by Onyx's shareholders.

   Base Salary. The base salary of the chief executive officer is set at an amount the committee believes is competitive with salaries paid to executives of companies of comparable size in similar industries and located within the local area. Mr. Frei's base salary for 2000 was $100,000. In evaluating salaries, the committee considers knowledge of local pay practices as reported in financial periodicals or otherwise accessible to the committee, as well as the executive's existing equity position. Additionally, a review of the chief executive officer's performance and a general review of Onyx's financial and stock price performance are considered. The base salary for executive officers is reviewed annually.

   Bonuses. All executives are eligible for cash bonuses based on the attainment of both corporate and individual goals, with the maximum potential bonus ranging from 25% to 100% of the executive's base salary. Upon achieving these goals, bonus payment targets are set as a percentage of base compensation depending on the executive officer's level of responsibility, with certain adjustments reflecting individual performance. Mr. Frei's bonus for 2000 was $73,125. Bonus payments for our other named executive officers are presented in the Summary Compensation Table under the heading "Bonus."

   Stock Option Grants. Onyx provides its executive officers and other employees with long-term incentives through its stock option plans. The objective of the plans is to provide incentives to maximize shareholder value. The committee relies on a variety of subjective factors when granting options, which factors primarily relate to the responsibilities of the individual officers, their expected future contribution, prior option grants and overall equity position in Onyx. Options are typically granted at the then-current market price. Prior to January 2000, option grants were typically subject to a four and one-half year vesting period. After January 2000, option grants are typically subject to a four-year vesting period.

   Section 162(m) of the Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to the chief executive officer and any other of its four most highly compensated executive officers. However, compensation that qualifies as "performance-based" is excluded from the $1 million limit. The committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Onyx's stock option plans are designed to qualify as performance-based compensation that is fully deductible by Onyx for income tax purposes, but option grants made outside of Onyx's stock option plans, such as the grants made to Kevin Corcoran in January 2001, do not qualify.

   The committee believes that our compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to our goals. The committee will continue to monitor the compensation levels potentially payable under Onyx's other compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice, Onyx's compensation philosophy, and Onyx's best interests.


                                          COMPENSATION COMMITTEE

                                          William D. Elmore
                                          Paul G. Koontz

                                          April 2, 2001

                             AUDIT COMMITTEE REPORT

   The audit committee of our board of directors is composed of three independent directors and operates under a written charter adopted by the board of directors (attached as Appendix A). The members of the audit committee for 2000 were H. Raymond Bingham, Paul G. Koontz and Lee D. Roberts.

   Our management is responsible for our internal controls and the financial reporting process. Our independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on its audit. The audit committee's responsibility is to monitor and oversee these processes. In addition, the audit committee recommends to the full board of directors, the selection of our independent auditors.

   In this context, the audit committee has met and held discussions with management and the independent auditors. In addition, the members of the audit committee individually reviewed our consolidated financial statements before they were filed with the SEC in our periodic reports on Forms 10-Q and 10-K. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee also discussed with management and the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," and considered the compatibility of non-audit services with the auditors' independence.

   Onyx's independent auditors also provided to the audit committee the written disclosures required by the Independence Standards Board's Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the audit committee Ernst & Young LLP's independence.

   Based on the audit committee's discussion with management and the independent auditors and its review of the representation of management and the report of the independent auditors to the audit committee, the audit committee recommended that the board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the SEC.

                                          AUDIT COMMITTEE

                                          H. Raymond Bingham
                                          Paul G. Koontz
                                          Lee D. Roberts

                                          April 2, 2001

                               PERFORMANCE GRAPH

   The following graph shows a comparison of cumulative total shareholder return for Onyx, the S&P 500 Index and the Application Software Index (as reported by Microsoft Investor). The graph shows the value of $100 invested on February 12, 1999, the date of our initial public offering, in our common stock, the S&P 500 Index and the Application Software Index.

                              [PERFORMANCE GRAPH]


     ------------------------------------------------------------------------
                                  Feb. 12, 1999  Dec. 31, 1999  Dec. 29, 2000
     ------------------------------------------------------------------------
      Onyx                           $100.00        $284.62        $63.77

     ------------------------------------------------------------------------
      S&P 500 Index                  $100.00        $117.16        $90.73

     ------------------------------------------------------------------------
      Application Software Index     $100.00        $173.81        $53.25
     ------------------------------------------------------------------------

         PROPOSAL 2: AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN

                The board of directors recommends a vote FOR the
              amendment to the 1998 Employee Stock Purchase Plan.

General

   In 1998, the board of directors and shareholders adopted the 1998 Employee Stock Purchase Plan. The purpose of the purchase plan is to enhance long-term shareholder value by assisting employees in acquiring stock ownership in us and to encourage employees to remain in our service. On April 6, 2001, the board of directors adopted, subject to shareholder approval, the amendment to the purchase plan discussed in this proposal.

Amendment

   The purchase plan is currently implemented by a series of offerings that commence on January 1 and July 1 of each year and end on the next June 30 and December 31, respectively, occurring after that date, each referred to as an offering period. Each offering period consists of a single six-month purchase period. Each purchase period commences on January 1 and July 1 of each year and ends on the next June 30 and December 31, respectively, occurring after that date.

   The amended purchase plan will be implemented by a series of offerings that commence on January 1 and July 1 of each year and end on the second December 31 and June 30, respectively, occurring after such date, each referred to as an amended offering period; provided, however, that the offering period that began on January 1, 2001 will end on June 30, 2001. Each offering period will consist of four consecutive six-month purchase periods; provided, however, that the offering period that began on January 1, 2001 will consist of one six-month purchase period.

   The board of directors believes it is in our best interests to lengthen the offering period to assist all eligible employees in acquiring stock ownership and to encourage employees to remain in our service.

Vote Required for Approval of Amendment

   Approval of the amendment to the purchase plan requires that the votes in favor exceed the votes opposing such proposal.

Summary of the Amended and Restated 1998 Employee Stock Purchase Plan

   A copy of the purchase plan, as proposed to be amended, is attached to this proxy statement as Appendix B and is incorporated in this proxy statement by reference. The following description of the purchase plan as amended is a summary and does not purport to be a complete description. See Appendix B for more detailed information.

   Description of the Purchase Plan. The purchase plan is an employee benefit program that enables qualified employees to purchase shares of common stock through payroll deductions at a 15% discount from market price, without incurring broker commissions. To participate, an individual employee must (i) have worked for Onyx or any of our subsidiaries for a certain minimum period of time and (ii) be employed in a position with regular hours of 20 hours or more per week. A participant is not eligible to continue his or her participation in the purchase plan in the event such participant's employment is voluntarily or involuntarily terminated, or if he or she owns or will own, as a result of such participation, 5% or more of the combined voting power or value of all classes of our stock or the stock of any related corporation. Our nonemployee directors are not eligible to participate in the purchase plan. Approximately 660 employees are eligible to participate in the purchase plan.

   The purchase plan is divided into six-month purchase periods, beginning on January 1 and July 1 of each year. During these purchase periods, participating employees accumulate funds in an account used to buy common stock through payroll deductions at a rate of not less than 1% or more than 10% of such participant's base pay, commission and bonus during each payroll period in the purchase period. A term consisting of four consecutive six-month purchase periods is known as an offering period. At the end of each purchase period, the market price is determined and the participating employees' accumulated funds are used to purchase the appropriate number of whole shares of common stock. No participant may purchase more than $25,000 of common stock under the purchase plan in any calendar year. Under the purchase plan, the purchase price per share of common stock is the lesser of 85% of the per share fair market value of the common stock on either the first day of the offering period or the last day of the applicable purchase period. For the purpose of calculating the $25,000 per calendar year purchase limit, the purchase price is the fair market value of the common stock on the first day of the offering period. On April 20, 2001, the closing price for our common stock on the Nasdaq National Market was $4.30 per share.

   Participants have no right to acquire Onyx shares under the purchase plan after their employment is terminated. Upon a participant's termination of employment for any reason on or prior to the last business day of an offering period, the balance in such participant's account will be paid to the participant or to his or her estate. Neither payroll deductions credited to a participant's account nor any rights with regard to the purchase of shares under the purchase plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant, other than by will or the laws of descent and distribution.

   The common stock issued under the purchase plan may be either authorized but unissued common stock or common stock now held or subsequently acquired by Onyx.

   Administration. The purchase plan is currently administered by the compensation committee. The compensation committee is authorized to administer and interpret the purchase plan to make such rules and regulations as it deems necessary to administer the purchase plan, so long as such interpretation, administration or application with respect to purchases under the purchase plan corresponds to the requirements of Section 423 of the Internal Revenue Code.

   Amendment of the Purchase Plan. The board of directors has the power to amend, suspend or terminate the purchase plan, except that the board may not amend the purchase plan without shareholder approval if such approval is required by Section 423 of the Code.

   Federal Income Tax Consequences. Onyx intends that the purchase plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The following discussion summarizes the material federal income tax consequences to Onyx and the participants in connection with the purchase plan under existing applicable provisions of the Code and the regulations under the Code. The discussion is general in nature and does not address issues relating to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date of this proxy statement and is subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.

   Under the Code, Onyx is deemed to grant participants an "option" on the first day of each 24-month offering period to purchase as many shares of common stock as the participant will be able to purchase with the payroll deductions credited to his or her account during the offering period. On the last day of each 24-month offering period, the market price is determined and the participant is deemed to have exercised the "option" and purchased the number of shares of common stock his or her accumulated payroll deductions will purchase at the market price.

   For favorable tax treatment, the common stock acquired under the purchase plan may not be disposed of until the later of (i) two years after the deemed "option" is granted (the first day of an offering period) and (ii) one year after the deemed "option" is exercised and the common stock is purchased (the last day of an offering period). Thus, the common stock must be held for at least one and one-half years after it is purchased to gain favorable tax treatment. When the common stock is disposed of after this period, the participant realizes ordinary income to the extent of the lesser of (a) the amount by which the fair market value of the common stock at the time the deemed "option" was granted exceeded the "option price" and (b) the amount by which the fair market value of the common stock at the time of the disposition exceeded the "option price." "Option price" is determined as of the date of grant and, therefore, is equal to 85% of the fair market value of the common stock as of the first day of an offering period. Thus, the maximum amount of gain taxable as ordinary income is the amount of the 15% discount measured as of the first day of an offering period. Any further gain is taxed at capital gain rates. If the sale price is less than the option price, there is no ordinary income and the participant recognizes long-term capital loss.

   When a participant sells the common stock before the required holding period expires, the participant recognizes ordinary income to the extent of the difference between the price actually paid for the common stock and the fair market value of the common stock at the date the option was exercised (the last day of an offering period), regardless of the price at which the common stock is sold. If the sale price is less than the fair market value of the common stock at the date of exercise, the participant will also have a capital loss equal to such difference.

   Even though a participant who meets the requisite holding period must treat part of his or her gain on a disposition of the common stock as ordinary income, Onyx may not take a business deduction for such amount. However, if a participant disposes of common stock before the end of the requisite holding period, the amount of income that the participant must report as ordinary income qualifies as a business deduction for Onyx for the year of such disposition.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires Onyx's officers, directors and persons who own more than 10% of a registered class of Onyx's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required by SEC regulation to furnish Onyx with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms it received, or written representations from certain reporting persons that no forms were required for those persons, Onyx believes that all filing requirements required by Section 16(a) during 2000 applicable to its officers, directors and greater-than-10% beneficial owners were met, except that a Section 16(a) filing required of William B. Elmore relating to the purchase of Onyx common stock in November 2000 by two entities affiliated with Mr. Elmore was made after the deadline for such filing.

                              INDEPENDENT AUDITORS

   Our board of directors has selected Ernst & Young LLP to serve as our independent auditors in 2001. Ernst & Young LLP has been our independent auditors since inception. A representative of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement, if desired.

   The aggregate fees of Ernst & Young LLP in the year 2000 for its audit of our consolidated financial statements for the year 2000 and for its reviews of our interim consolidated financial statements were $220,500. Ernst & Young LLP billed no fees in 2000 for information technology consulting. Fees for audit-related services, including accounting consultations, foreign entity statutory audits, employee benefit plan audits and various registration statements were $161,000. The aggregate fees of Ernst & Young LLP in 2000 for professional services other than audit and audit-related services, which were primarily for tax services, were $151,500. During 2000, none of the hours Ernst & Young LLP expended on our financial audit were provided by persons other than Ernst & Young's full-time permanent employees.

   Our audit committee has determined that Ernst & Young LLP's rendering of all other non-audit services is compatible with maintaining auditor independence.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

   Under the SEC's proxy rules, shareholder proposals that meet certain conditions may be included in Onyx's proxy statement and form of proxy for a particular annual meeting. Shareholders that intend to present a proposal at Onyx's 2002 annual meeting must give notice of the proposal to Onyx no later than January 4, 2002 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Shareholders that intend to present a proposal that will not be included in the proxy statement and form of proxy must give notice of the proposal to Onyx no fewer than 90 or more than 120 days prior to the one-year anniversary date of the 2001 annual meeting. Receipt by Onyx of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in Onyx's proxy materials or its presentation at the 2002 annual meeting because there are other requirements in the proxy rules.

                                 OTHER MATTERS

   As of the date of this proxy statement, the board does not intend to present, and has not been informed that any other person intends to present, any matters for action at the annual meeting other than the matters specifically referred to in this proxy statement. If other matters properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

   Copies of the Onyx 2000 Annual Report to Shareholders are being mailed to shareholders, together with this proxy statement, form of proxy and notice of annual meeting of shareholders. Additional copies may be obtained from the Director of Investor Relations of Onyx, 3180 - 139th Avenue N.E., Suite 500, Bellevue, Washington 98005.

                                                                      Appendix A

                           ONYX SOFTWARE CORPORATION

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

Purpose

   The purpose of the Audit Committee established by this charter will be to oversee the corporate financial reporting process and the internal and external audits of Onyx Software Corporation (the "Company"). The Audit Committee will undertake those specific duties, responsibilities and processes listed below, and such other duties as the Board of Directors (the "Board") from time to time may prescribe. It fulfilling this role, the Audit Committee will ensure that there is effective communication among the Board, management and outside auditors. In this way, it will help the Board fulfill its oversight responsibility to the stockholders and the investment community relating to the Company's financial statements and financial reporting process.

Charter Review

   The Audit Committee will review and reassess the adequacy of this charter at least once a year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's annual meeting of stockholders, but may be conducted at any time the Audit Committee desires to do so. In addition, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the "SEC"), the Audit Committee will cause the Company to publicly file this charter (as then constituted).

Membership

   The Audit Committee will be comprised of at least three members of the Board. The members will be appointed by and serve at the pleasure of the Board. The members of the Audit Committee will not be officers or employees of the Company. Each member of the Audit Committee will be an "independent director," as defined by and to the extent required by the rules of the National Association of Securities Dealers, Inc. ("NASD").

   Each member of the Audit Committee also must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

   To the extent the membership requirements specified in this section are not currently satisfied, they will be implemented no later than June 1, 2001, as required by the rules of the NASD.

Responsibilities

   The responsibilities of the Audit Committee include:

   1. Recommending outside auditors for approval by the Board and, if necessary, the termination of the outside auditors presently engaged;

   2. Reviewing the plan for the audit and related services at least annually;

   3. Reviewing audit results and annual and interim financial statements and discussing the audited financial statements with both the Company's outside auditors and the Company's management prior to any public filing of those reports;

   4. Reviewing any significant disputes between management and the outside auditors that arise in connection with the preparation of the audited financial statements;

   5. Reviewing major issues regarding accounting principles and practices that could significantly impact the Company's financial statements;

   6. Discussing with the Company's outside auditors the quality of accounting principles applied in the Company's financial statements and the other matters required by SAS 61 (including amendments or supplements), such as management judgments and accounting estimates that affect financial statements, significant new accounting policies and disagreements with management;

   7. Ensuring the receipt of, and reviewing, a formal written statement from the Company's outside auditors delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1;

   8. Reviewing and actively discussing with the Company's outside auditors the auditor's independence, including any disclosed relationship or service that may impact the objectivity and independence of the outside auditor;

   9. Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

  10. Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the outside auditors management letters or summaries on such internal accounting controls;

  11. Overseeing the Company's procedures for preparing published annual statements and management commentaries;

  12.  Overseeing the effectiveness of the internal audit function;

  13. Overseeing the Company's compliance with SEC requirements for disclosure of auditor's services and Audit Committee members and activities; and

  14. Ensuring that the Company make any appropriate certifications required by the NASD.

   In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

   Finally, the Audit Committee will ensure that the outside auditors understand both (i) their ultimate accountability to the Board and to the Audit Committee, as representatives of the Company's stockholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate in the exercise of their business judgment, replace the Company's outside auditors (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

Meetings

   The Audit Committee will meet separately with the President and Chief Executive Officer and separately with the Chief Financial Officer of the Company annually and at such other times as necessary to perform its duties and to review the financial affairs of the Company. The Audit Committee will meet with the Company's outside auditors upon the completion of the annual audit (which meeting may be held without the presence of management), and at such other times as it deems appropriate, to review the outside auditors' examination and management report.

Reports

   The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee also will prepare and sign a report for inclusion in the Company's proxy statement for its annual meeting of stockholders.

                  Independence under NASD Rule 4200(a)(15)/1/

   All three members of the audit committee must be "independent" as defined in NASD Rule 4200(a)(15). The purpose of this requirement is to ensure that the audit committee can independently and objectively evaluate the accounting practices and policies of the Company. The new definition of independence provides clear rules to ensure that audit committee members have no financial or family ties to the Company.

   An "independent director" is a director who is not an officer or employee of the company and who has no relationships that the Board feels would interfere with the exercise of independent judgment in carrying out the directors' responsibilities. A director is NOT independent if he or she:

  . Is now, or was in the past three years, employed by the Company or any of its affiliates;

  . Accepted any compensation from the Company or its affiliates greater than $60,000 in the previous fiscal year. (This $60,000 limit, however, does not include any compensation for board service, benefits under a tax-qualified retirement plan or any non-discretionary compensation);

  . Is a member of the immediate family of anyone who is, or was in the past three years, an executive officer employed by the Company or its affiliates? (Immediate family includes a director's (i) spouse, (ii) children, (iii) parents, (iv) siblings, (v) spouse's children, parents or siblings, and (vi) anyone who lives in the director's home);

  . Is a partner, controlling shareholder or executive officer of any for-profit business to which the Company made (or from which it received) payments that are greater than 5% of the Company's gross revenues for that year, or $200,000, whichever is greater, in any of the past three years. (For this purpose, payments arising solely from investments in the Company's securities do not count towards that 5% or $200,000 limit); or

  . Is employed as an executive of another entity where any the Company's executives serve on that entity's compensation committee.
--------
/1/ Release No. 34-42231, December 14, 1999.

                                                                      Appendix B

                           ONYX SOFTWARE CORPORATION

                       1998 EMPLOYEE STOCK PURCHASE PLAN
                    (as amended and restated April 6, 2001)

                               SECTION 1. PURPOSE

   The purposes of the Onyx Software Corporation 1998 Employee Stock Purchase Plan (the "Plan") are (a) to assist employees of Onyx Software Corporation, a Washington corporation (the "Company"), and its designated subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and (b) to encourage employees to remain in the employ of the Company and its subsidiaries.

                             SECTION 2. DEFINITIONS

   For purposes of the Plan, the following terms shall be defined as set forth below:

   "Board" means the Board of Directors of the Company.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Committee" means the Company's Compensation Committee.

   "Company" means Onyx Software Corporation, a Washington corporation.

   "Corporate Transaction" means either of the following events:

     (a) Consummation of any merger or consolidation of the Company with or into another corporation; or

     (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a Subsidiary Corporation.

   "Designated Subsidiary" has the meaning set forth under the definition of "Eligible Employee" in this Section 2.

   "Eligible Compensation" means all regular cash compensation including overtime, cash bonuses and commissions. Regular cash compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacations, sick leave or any other special payments.

   "Eligible Employee" means any employee of the Company or any domestic Subsidiary Corporation or any other Subsidiary Corporation designated by the Board or the Committee (each a "Designated Subsidiary"), who is in the employ of the Company (or any Designated Subsidiary) on one or more Offering Dates and who meets the following criteria:

     (a) the employee does not, immediately after the option is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or a Subsidiary Corporation of the Company;

     (b) the employee's customary employment is for more than 20 hours per week; provided, however, that the Plan Administrator may decrease this minimum requirement for future Offering Periods; and

     (c) if specified by the Plan Administrator for future offerings, the employee has been employed for a certain minimum period of time as of an Offering Date; provided, however, that any such minimum employment period may not exceed two years.

   If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this paragraph shall also be considered Eligible Employees.

   "Enrollment Period" has the meaning set forth in Section 7.1.

   "ESPP Broker" has the meaning set forth in Section 10.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "IPO Date" means February 12, 1999, the day on which shares of the Company's Common Stock were first offered to the public.

   "New Purchase Date" has the meaning set forth in Sections 21.2 and 21.3.

   "Offering" has the meaning set forth in Section 5.1.

   "Offering Date" means the first day of an Offering.

   "Offering Period" has the meaning set forth in Section 5.1.

   "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

   "Parent Corporation" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   "Participant" means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 7.1 and who has not withdrawn from the Plan or whose participation in the Plan is not terminated.

   "Plan" means the Onyx Software Corporation 1998 Employee Stock Purchase
Plan.

   "Purchase Date" means the last day of each Purchase Period.

   "Purchase Period" has the meaning set forth in Section 5.2.

   "Purchase Price" has the meaning set forth in Section 6.

   "Stock" means the common stock of the Company.

   "Subscription" has the meaning set forth in Section 7.1.

   "Subsidiary Corporation" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                           SECTION 3. ADMINISTRATION

3.1 Plan Administrator

   The Plan shall be administered by the Board or the Committee or, if and to the extent the Board or the Committee designates an executive officer of the Company to administer the Plan, by such executive officer (each, the "Plan Administrator"). Any decisions made by the Plan Administrator shall be applicable equally to all Eligible Employees.

3.2 Administration and Interpretation by the Plan Administrator

   Subject to the provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless revised by the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's other officers or employees as the Plan Administrator so determines.

                        SECTION 4. STOCK SUBJECT TO PLAN

   Subject to adjustment from time to time as provided in Section 21, the maximum number of shares of the Company's Stock which shall be available for issuance under the Plan shall be 1,000,000(/1/) shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2000 equal to the lesser of (a) 400,000(/1/) shares of Stock and (b) 1.2% of the adjusted average common shares outstanding of the Company used to calculate fully diluted earnings per share as reported in the Annual Report to shareholders for the preceding year, or (c) a lesser amount determined by the Board; provided, however, that any shares from any increases in previous years that are not actually issued shall be added to the aggregate number of shares available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

                           SECTION 5. OFFERING DATES

5.1 Offering Periods

   (a) Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings (each, an "Offering"). Offerings shall commence on January 1 and July 1 of each year and end on the second December 31 and June 30, respectively, occurring thereafter (each, an "Offering Period"); provided, however, that the Offering Period that began on January 1, 2001 shall end on June 30, 2001.

   (b) Notwithstanding the foregoing, the Board may establish (i) a different term for one or more Offerings and (ii) different commencing and ending dates for such Offerings; provided, however, that an Offering Period may not exceed five years; and provided, further, that if the Purchase Price may be less than 85% of the fair market value of the Stock on the Purchase Date, the Offering Period may not exceed 27 months.

--------
(/1/) Such number reflects the 2-for-1 stock split effected March 1, 2000.

   (c) In the event the first or the last day of an Offering Period is not a regular business day, then the first day of the Offering Period shall be deemed to be the next regular business day and the last day of the Offering Period shall be deemed to be the last preceding regular business day. An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time.

5.2 Purchase Periods

   Each Offering Period shall consist of four consecutive purchase periods of six months' duration (each, a "Purchase Period"); provided, however, that the Offering Period that began on January 1, 2001 shall consist of one six-month Purchase Period. The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. Except as otherwise set forth below, each Purchase Period shall commence on January 1 and July 1 of each year and end on the next June 30 and December 31. Notwithstanding the foregoing, the Board may establish (a) a different term for one or more Purchase Periods and (b) different commencing and ending dates for any such Purchase Period. In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

5.3 Governmental Approval; Shareholder Approval

   Notwithstanding any other provision of the Plan to the contrary, an Option granted pursuant to the Plan shall be subject to (a) obtaining all necessary governmental approvals and qualifications of the Plan and the issuance of Options and sale of Stock pursuant to the Plan and (b) obtaining shareholder approval of the Plan.

                           SECTION 6. PURCHASE PRICE

   The purchase price (the "Purchase Price") at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan (the "Offering Exercise Price") shall be 85% of the lesser of
(a) the fair market value of the Stock on the Offering Date of such Offering and (b) the fair market value of the Stock on the Purchase Date. The fair market value of the Stock on the Offering Date or on the Purchase Date shall be the closing price for the Stock as reported for such day by the Nasdaq National Market, the New York Stock Exchange or other trading market on which the Company's Stock may then be traded (the "Exchange"). If no sales of the Stock were made on the Exchange on such day, fair market value shall mean the closing price for the Stock as reported for the next preceding day on which sales of the Stock were made on the Exchange. If the Stock is not listed on an Exchange, the Board shall designate an alternative method of determining the fair market value of the Stock.

                      SECTION 7. PARTICIPATION IN THE PLAN

7.1 Initial Participation

   An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Plan Administrator during the enrollment period established by the Plan Administrator (the "Enrollment Period") a subscription (the "Subscription"):

     (a) indicating the Eligible Employee's election to participate in the Plan;

     (b) authorizing payroll deductions and stating the amount to be deducted regularly from the Participant's pay; and

     (c) authorizing the purchase of Stock for the Participant in each Purchase Period.

   An Eligible Employee who does not deliver a Subscription as provided above during the Enrollment Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently enrolls in the Plan by filing a Subscription with the Company during the Enrollment Period for such subsequent Offering Period. The Company may, from time to time, change the Enrollment Period for any future Offering as deemed advisable by the Plan Administrator, in its sole discretion, for the proper administration of the Plan.

7.2 Continued Participation

   A Participant shall automatically participate in the next Offering Period until such time as such Participant withdraws from the Plan pursuant to Section
11.2 or 11.3 or terminates employment as provided in Section 13.

               SECTION 8. LIMITATIONS ON RIGHT TO PURCHASE SHARES

8.1 Number of Shares Purchased

   The maximum number of shares of Stock that may be offered to a Participant on any Offering Date shall be equal to $25,000 divided by the fair market value of one share of Stock on the applicable Offering Date. Further, no Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) with a fair market value exceeding $25,000, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), in any calendar year in which a Participant participates in the Plan (or other employee stock purchase plan described in this Section 8.1).

8.2 Pro Rata Allocation

   In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may not be issued under the Plan unless the Plan Administrator determines otherwise for future Offering Periods.

                      SECTION 9. PAYMENT OF PURCHASE PRICE

9.1 General Rules

   Subject to Section 9.11, Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant's Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant's Eligible Compensation during each pay period shall be determined by the Participant's Subscription.

9.2 Percent Withheld

   The amount of payroll withholding for each Participant for purchases pursuant to the Plan during any pay period shall be at least 1% but shall not exceed 10% of the Participant's Eligible Compensation for such pay period. Amounts shall be withheld in whole percentages only.

9.3 Payroll Deductions

   Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in the Plan.

9.4 Memorandum Accounts

   Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant's Eligible Compensation shall be credited to such account but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

9.5 No Interest

   No interest shall be paid on payroll deductions received or held by the Company.

9.6 Acquisition of Stock

   On each Purchase Date of an Offering Period, each Participant shall automatically acquire, pursuant to the exercise of the Participant's Option, the number of shares of Stock arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, that the number of shares of Stock purchased by the Participant shall not exceed the number of whole shares of Stock so determined, unless the Plan Administrator has determined for any future Offering that fractional shares may be issued under the Plan; and provided, further, that the number of shares of Stock purchased by the Participant shall not exceed the number of shares for which Options have been granted to the Participant pursuant to Section 8.1.

9.7 Refund of Excess Amounts

   Any cash balance remaining in the Participant's account at the termination of each Purchase Period shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest; provided, however, that if the Participant participates in the next Purchase Period, any cash balance remaining in the Participant's account shall be applied to the purchase of Stock in the new Purchase Period, provided such purchase complies with Section 8.1.

9.8 Withholding Obligations

   At the time the Option is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, the Participant shall make adequate provision for federal and state withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Stock. The Company may withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

9.9 Termination of Participation

   No Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in the Offering or the Plan has terminated on or before such Purchase Date.

9.10 Procedural Matters

   The Company may, from time to time, establish (a) limitations on the frequency and/or the number of any permitted changes in the amount withheld during an Offering, as set forth in Section 11.1, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections and (d) such other limitations or procedures as deemed advisable by the Company in its sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

9.11 Leaves of Absence

   During leaves of absence approved by the Company and meeting the requirements of the applicable Treasury Regulations promulgated under the Code, a Participant may elect to continue participation in the Plan by delivering cash payments to the Plan Administrator on the Participant's normal paydays equal to the amount of his or her payroll deduction under the Plan had the Participant not taken a leave of absence. Currently, the Treasury Regulations provide that a Participant may continue participation in the Plan only during the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract.

                   SECTION 10. STOCK PURCHASED UNDER THE PLAN

10.1 ESPP Broker

   If the Plan Administrator designates or approves a stock brokerage or other financial services firm (the "ESPP Broker") to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant's name with the ESPP Broker. A Participant shall be free to undertake a disposition of the shares of Stock in his or her account at any time but, in the absence of such a disposition, the shares of Stock must remain in the Participant's account at the ESPP Broker until the holding period set forth in Code Section 423 has been satisfied. With respect to shares of Stock for which the holding periods set forth above have been satisfied, the Participant may move those shares of Stock to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her. Any dividends paid in the form of shares of Stock with respect to Stock in a Participant's account shall be credited to such account. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423 holding period.

10.2 Notice of Disposition

   By entering the Plan, each Participant agrees to promptly give the Company notice of any Stock disposed of within the later of one year from the Purchase Date and two years from the Offering Date for such Stock, showing the number of such shares disposed of and the Purchase Date and Offering Date for such Stock. This notice shall not be required if and so long as the Company has a designated ESPP Broker.

            SECTION 11. WITHHOLDING CHANGES AND VOLUNTARY WITHDRAWAL

11.1 Changes in Withholding Notices

   (a) Unless otherwise determined by the Plan Administrator for a future Offering, a Participant may not change his or her rate of payroll withholding during an Offering Period, except that a Participant may cease contributions during an Offering Period and have all payroll deductions accrued as of the date of such notice to the Plan Administrator applied toward the purchase of Stock on the Purchase Date. Notice of any such election must be delivered to the Plan Administrator in such form and in accordance with such terms as the Plan Administrator may establish for an Offering. Unless otherwise indicated, discontinuance of payroll contributions during an Offering shall not result in withdrawal from the Plan or any succeeding Offering therein.

   (b) A Participant may elect to increase or decrease the amount to be withheld from his or her Eligible Compensation for future Offerings; provided, however, that notice of such election must be delivered to the Plan Administrator in such form and in accordance with such terms as the Plan Administrator may establish for an Offering.

11.2 Withdrawal From an Offering

   A Participant may withdraw from an Offering by signing and delivering to the Company's Plan Administrator a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal must be elected at least ten days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for any future Offering. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in any earlier Purchase Periods. Unless otherwise indicated, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein. A Participant is prohibited from again participating in the same Offering at any time upon withdrawal from such Offering. The Company may, from time to time, impose a requirement that the notice of withdrawal be on file with the Plan Administrator for a reasonable period prior to the effectiveness of the Participant's withdrawal.

11.3 Withdrawal From the Plan

   A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Plan Administrator. Such notice must be delivered at least ten days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for any future Offering. In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again satisfying the definition of Eligible Employee. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Plan Administrator for a reasonable period prior to the effectiveness of the Participant's withdrawal.

11.4 Return of Payroll Deductions

   Upon withdrawal from an Offering pursuant to Section 11.2 or from the Plan pursuant to Section 11.3, the withdrawing Participant's accumulated payroll deductions that have not been applied to the purchase of Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant and the Participant's interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

                          SECTION 12. MARKET STANDOFF

   In connection with the underwritten initial public offering by the Company of its Common Stock, neither a Participant nor any beneficiary designated pursuant to Section 14.2 shall sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Common Stock issued under the Plan for a period of 180 days after the IPO Date, except that the foregoing provision shall not apply in the event of the Participant's death or "disability" as that term is defined in Section 22(e)(3) of the Code.

   In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's Common Stock effected as a class without the Company's receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased Common Stock shall be immediately subject to the provisions of this Section 12.

   In order to enforce the limitations of this Section 12, the Company may issue stop-transfer instructions to the ESPP Broker and/or the Company's transfer agent until the end of the period ending 180 days after the IPO Date.

                     SECTION 13. TERMINATION OF EMPLOYMENT

   Termination of a Participant's employment with the Company for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant's participation in the Plan. The payroll deductions credited to the Participant's account since the last Purchase

Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant's death, to the Participant's legal representative or designated beneficiary as provided in Section 14.2, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 13.

                     SECTION 14. RESTRICTIONS ON ASSIGNMENT

14.1 Transferability

   An Option granted under the Plan shall not be transferable and such Option shall be exercisable during the Participant's lifetime only by the Participant. The Company will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant of the Participant's interest in the Plan, of his or her Option or of any rights under his or her Option.

14.2 Beneficiary Designation

   The Plan Administrator may permit a Participant to designate a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event the Participant dies after the Purchase Date for an Offering but prior to delivery to such Participant of such shares and cash. In addition, the Plan Administrator may permit a Participant to designate a beneficiary who is to receive any cash from the Participant's account under the Plan in the event that the Participant dies before the Purchase Date for an Offering. Such designation may be changed by the Participant at any time by written notice to the Plan Administrator.

            SECTION 15. NO RIGHTS AS SHAREHOLDER UNTIL SHARES ISSUED

   With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, a certificate or its equivalent has been issued to the Participant for the shares of Stock following exercise of the Participant's Option.

       SECTION 16. LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN

   The Plan is intended to provide Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell Stock purchased under the Plan at any time he or she chooses, subject to compliance with any applicable federal and state securities laws. A Participant assumes the risk of any market fluctuations in the price of the Stock.

                       SECTION 17. AMENDMENT OF THE PLAN

   The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code
Section 423 or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

                      SECTION 18. TERMINATION OF THE PLAN

   The Plan shall continue in effect for ten years after the date of its adoption by the Board. Notwithstanding the foregoing, the Board may suspend or terminate the Plan at any time. During any period of suspension or upon termination of the Plan, no Options shall be granted; provided, however, that suspension or termination of the Plan shall have no effect on Options granted prior thereto.

                      SECTION 19. NO RIGHTS AS AN EMPLOYEE

   Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent or Subsidiary Corporation or to affect the right of the Company or a Parent or Subsidiary Corporation to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

                      SECTION 20. EFFECT UPON OTHER PLANS

   The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent or Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company, a Parent Corporation or Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

                            SECTION 21. ADJUSTMENTS

21.1 Adjustment of Shares

   In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Stock, then (subject to any required action by the Company's shareholders), the Board or the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of shares of Stock subject to the Plan as set forth in Section 4 and (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 21.1 but shall be governed by Sections 21.2 and 21.3, respectively.

21.2 Dissolution or Liquidation of the Company

   In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the "New Purchase Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Purchase Date shall be a specified date before the date of the Company's proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten business days prior to the New Purchase Date, that the Purchase Date for the Participant's Option has been changed to the New Purchase Date and that the Participant's Option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period or the Plan as provided in
Section 11 hereof.

21.3 Corporate Transactions

   In the event of a Corporate Transaction, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary corporation of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the "New Purchase Date"). The New Purchase Date shall be a specified date before the date of the Corporate Transaction. The Board shall notify each Participant in writing, at least ten business days prior to the New Purchase Date, that the Purchase Date for the Participant's Option has been changed to the New Purchase Date and that the Participant's Option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period or the Plan as provided in Section 11 hereof.

21.4 Limitations

   The grant of Options shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

               SECTION 22. REGISTRATION; CERTIFICATES FOR SHARES

   The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

                           SECTION 23. EFFECTIVE DATE

   The Plan's effective date is the date on which it is approved by the Company's shareholders. The Board amended Section 5.1(a) of the Plan on April
6, 2001, which amendment was approved by the shareholders on          , 2001.

                                     PROXY

                           ONYX SOFTWARE CORPORATION
          3180 - 139th AVE. S.E., SUITE 500, BELLEVUE, WA 98005-4081

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS JUNE 7, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints Brent R. Frei and Brian C. Henry, or either of them, with full powers of substitution, attorneys and proxies to vote all shares of stock of the undersigned entitled to vote at the Annual Meeting of Shareholders of Onyx Software Corporation to be held at the Hyatt Regency Bellevue at Bellevue Place, 900 Bellevue Way N.E., Bellevue, Washington on Thursday, June 7, 2001 at 10:00 a.m. Pacific Standard Time and any adjournment or postponement thereof with all powers the undersigned would possess if personally present:

         IMPORTANT -- PLEASE COMPLETE, DATE AND SIGN ON THE OTHER SIDE



--------------------------------------------------------------------------------
                            .FOLD AND DETACH HERE .

                                                                Please mark
                                                                your votes   [X]
                                                                as indicated


The board of directors recommends a vote "FOR ALL NOMINEES" in Item 1 and "FOR"
Item 2.

                                                        FOR all nominees (except              WITHHOLD AUTHORITY
                                                      as listed to contrary below)         to vote for all nominees
1. ELECTION OF DIRECTORS                                          [ ]                                [ ]
   NOMINEES:  Teresa A. Dial
              William B. Elmore


   (Instruction: To withhold authority to vote for any individual nominee(s) write the name(s) of the nominee(s) on the line below.)


   -------------------------------------------------------------------


2. APPROVAL OF AMENDMENT TO 1998 EMPLOYEE STOCK PURCHASE PLAN              FOR                 AGAINST             ABSTAIN
                                                                           [ ]                   [ ]                 [ ]

THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. UNLESS REVOKED OR OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY
THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEM 2, AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE
PROXIES UPON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE BOARD OF
DIRECTORS AT PRESENT KNOWS OF NO OTHER MATTERS TO BE BROUGHT BEFORE THE MEETING.

                                                                                            [ ] I plan to attend the annual meeting.

                                                                    ____     PLEASE DATE AND MAIL IN ENCLOSED POSTAGE-PAID ENVELOPE.
                                                                       |





Signature of Shareholder(s)                                                                          Dated                    , 2001
                          --------------------------------------------------------------------------      --------------------
PLEASE SIGN AS YOUR NAME APPEARS. Trustees, Guardians, Personal and other Representatives, please indicate full title. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

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                                                     . FOLD AND DETACH HERE .